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                                                               EXHIBIT (h)(5)(U)

                                 AMENDMENT NO. 1
                                       TO
                          EXPENSE LIMITATION AGREEMENT

     In consideration of their mutual covenants, the undersigned parties to the Expense Limitation Agreement, made as of the 1st day of May, 2002 (the "Agreement"), hereby agree to amend the Agreement to the extent set forth below, effective immediately. Unless otherwise noted, all capitalized terms used herein shall have the same meaning given to them in the Agreement.

     1. Section 3 of the Agreement, entitled "Termination of Agreement," shall be amended to read as follows: "This Agreement shall continue in effect until the earlier of (a) the termination of the Management Agreement; or (b) April 30, 2004."

     2.   All other provisions of the Agreement shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be signed by their respective officers thereunto duly authorized, as of this 27th day of February, 2003.


                                    LSA VARIABLE SERIES TRUST,
                                    On behalf of its Aggressive Growth Fund


                                    By:      /s/ John R. Hunter
                                             ---------------------------

                                    Name:    John R. Hunter
                                             ---------------------------

                                    Title:   President
                                             ---------------------------



                                    LSA ASSET MANAGEMENT LLC


                                    By:      /s/ Jeanette J. Donahue
                                             ---------------------------

                                    Name:    Jeanette J. Donahue
                                             ---------------------------

                                    Title:   Chief Operating Officer
                                             ---------------------------